EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

FREDERICK, MD, May 5, 2022 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ:TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced its financial results for the first quarter of 2022.

TOMI Chief Executive Officer, Dr. Halden Shane, stated, “In the first quarter, we delivered improved financial results as demonstrated by increased sales, enhanced gross profit, lower operating expenses and positive cash flow as compared to the same period last year. First quarter sales grew approximately 11% as compared to first quarter of 2021 and 15% sequentially over the fourth quarter of 2021, primarily due to increased demand for our mobile equipment and iHP service. We continue to see strong demand in the marketplace for our products and received approximately $3.5 million in orders during the quarter largely attributable to higher demand for our mobile equipment and Custom Engineered Systems (CES) from both the life science and hospital sectors, where we continue to win bids and gained significant brand recognition in the marketplace over the last few years. A portion of the $3.5 million in new orders was realized in the first quarter with the balance expected to be realized in late 2022 and 2023. We were cash flow positive in the first quarter largely due to customer deposits we received in connection with these orders.”

“As previously announced, during the quarter we improved our production capacity and capabilities through our partnership with ARM Enertech Associates, who will manufacture our CES in their Pennsylvania facility. In addition, our current manufacturer, Planet Innovation, has expanded their business into California from Australia, providing easier access to our internal technology team and a lower cost in domestic shipment charges. We anticipate both manufacturing partnerships will provide additional logistical support as we expand our business and reduce our overall costs and lead times of shipment to our customers.”

“We intend to build on our first quarter results to deliver continued improved financial results in 2022 and remain focused on growing our revenue, expanding our customer base, adding key employees and increasing our brand recognition in the marketplace,” Dr. Shane concluded.

Financial Results for the Three Months Ended March 31, 2022 compared to March 31, 2021

•	Total net revenue was $2,309,000 compared to $2,073,000, an increase of 11%, and increased 15% sequentially as compared to fourth quarter 2021.

•	Gross margin was 61.5% compared to 59.6%.

•	Operating loss improved to ($660,000) compared to ($1,510,000). The improved operating loss was attributable to higher sales, gross profit, and lower operating expenses.

•	Net loss improved to ($660,000) or ($0.03) per basic and diluted share, compared to ($1,511,000) or ($0.09) per basic share, representing an improvement of $851,000 or $0.06 per basic share.

•	EBITDA was a loss of ($578,000) compared to ($1,427,000), representing an improvement of $849,000. A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.

•	Cash provided from operations was $27,000 compared to cash used in operations of ($1,225,000). The increased cash flow from operations was primarily due to cash deposits received from customers in the first quarter.

Balance sheet highlights as of March 31, 2022

•	Cash and cash equivalents were approximately $5.3 million.

•	Working capital was $10.8 million.

•	Shareholders’ equity was $13.3 million.

Recent Business and Financial Highlights:

•	14% and 3% growth in SteraMist product based and iHP service revenue, respectively when compared to the same prior year period.

•	4% and 60% increase in domestic and international revenue, respectively when compared to the same prior year period.

•	Received approximately $3.5 million in orders, of which the Company anticipate approximately $3.2 million will be recognized in calendar year 2022 and early 2023.

•	Of the $3.5 million in orders, $1.7 million of orders was for our CES products from a Fortune 500 pharmaceuticals company and a leading research facility focused on immunology and infectious disease.

•	Positive cash flow from operations.

•	Onboarded and sold to seven (7) separate ServPro locations all in Colorado and Arizona.

•	Exhibited at FDIC International - The Largest Fire and Rescue Conference.

•	Presented SteraPak at RIA 2022 International Restoration Convention & Industry Expo.

•	Fulfilled an urgent shipment of multiple SteraPak units to a local distributor in Hong Kong, TOMIMIST Hong Kong, which were deployed by a well-known real-estate conglomerate in Hong Kong for use in shopping malls, commercial and residential buildings, and numerous other business premises to effectively combat the massive outbreak of COVID-19 Omicron variant infections in the city.

•	Provided SteraMist Environmental Systems to assist the decontamination of the modular cleanroom of On Demand Pharmaceuticals, an innovative technology company transforming how medicines are made.

•	Partnered with ARM EnerTech Associates, LLC, a U.S.-based engineering services & custom control panel manufacturer, to further develop its SteraMist brand of products.

•	Received great preliminary biotoxin iHP inactivation data against Ricin A Chain by a U.S. government agency expanding testing to Botulinum and SEB toxoids.

•

SteraMist iHP was highlighted as the treatment for deactivating Mycotoxins and rendering them inert the book “Mycotoxin Deactivation: A Successful Mycotoxin Treatment and Reduction Case Study” by Bio-Risk Decontamination and Restoration owner David Mark Quigley.

Conference Call Information

TOMI will hold a conference call to discuss First Quarter 2022 results at 4:30 p.m. ET today, May 5, 2022.

To participate in the call by phone, dial (888) 272-8703 approximately five minutes prior to the scheduled start time. International callers please dial (713) 481-1320. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website at:

https://www.webcaster4.com/Webcast/Page/2262/45468

A replay of the teleconference will be available until May 19, 2022 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 45468. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to anticipated recognition of revenue in the remainder of 2022; financial performance and operating results; upcoming launch of new products; expected growth in sales and market demand; revenue opportunities of CES products in 2022; timing and process relating to research studies and testing; production capacity of our suppliers; and anticipated cost saving and lead time in the manufacturing of our products. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

Current Assets:	March 31, 2022 (Unaudited)	December 31, 2021
Cash and Cash Equivalents	$5,330,473	$5,317,443
Accounts Receivable - net	2,500,408	1,964,776
Other Receivables	164,150	235,904
Inventories	5,100,095	4,743,280
Vendor Deposits	314,836	288,586
Prepaid Expenses	456,058	343,573
Total Current Assets	13,866,020	12,893,562

Property and Equipment – net	1,413,751	1,488,319

Other Assets:
Intangible Assets – net	953,042	956,284
Operating Lease - Right of Use Asset	570,297	583,271
Capitalized Software Development Costs - net	-	10,476
Other Assets	390,549	341,006
Total Other Assets	1,913,888	1,891,037
Total Assets	$17,193,659	$16,272,918

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,814,153	$1,054,040
Accrued Expenses and Other Current Liabilities	553,126	664,608
Customer Deposits	606,984	6,000
Current Portion of Long-Term Operating Lease	94,539	91,775
Total Current Liabilities	3,068,802	1,816,423

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	837,158	861,415
Total Long-Term Liabilities	837,158	861,415
Total Liabilities	3,905,959	2,677,838

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock; par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued and outstanding at March 31, 2022 and December 31, 2021	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value; 7.5% Cumulative dividend; 4,000 shares authorized; none issued and outstanding at March 31, 2022 and December 31, 2021	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized; 19,732,705 and 16,761,513 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	197,327	196,810
Additional Paid-In Capital	57,292,795	56,941,209
Accumulated Deficit	(44,203,060)	(43,543,576)
Total Shareholders’ Equity	13,287,700	13,595,080
Total Liabilities and Shareholders’ Equity	$17,193,659	$16,272,918

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended
	March 31,
	2022	2021

Sales, net	$2,308,584	$2,073,455
Cost of Sales	887,889	838,297
Gross Profit	1,420,695	1,235,158

Operating Expenses:
Professional Fees	190,530	173,493
Depreciation and Amortization	82,292	83,449
Selling Expenses	340,789	474,389
Research and Development	37,076	195,620
Consulting Fees	63,210	106,174
General and Administrative	1,366,625	1,712,366
Total Operating Expenses	2,080,522	2,745,491
Income (loss) from Operations	(659,827)	(1,510,333)

Other Income (Expense):
Interest Income	343	427
Interest Expense	-	(1,035)
Total Other Income (Expense)	343	(608)

Income (loss) before income taxes	(659,484)	(1,510,941)
Provision for Income Taxes	-	-
Net Income (loss)	$(659,484)	$(1,510,941)

Net income (loss) Per Common Share
Basic	$(0.03)	$(0.09)
Diluted	$(0.03)	$(0.09)

Basic Weighted Average Common Shares Outstanding	19,718,330	16,805,402
Diluted Weighted Average Common Shares Outstanding	19,718,330	16,805,402

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	For The Three Months Ended
	March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Net income (loss)	$(659,484)	$(1,510,941)

Interest Income	(343)	(427)
Interest Expense	-	1,035
Depreciation and Amortization	82,292	83,449
Other	-	-
EBITDA (Loss)	$(577,535)	$(1,426,884)

Equity Compensation Expense	297,766	-
Other	-	-
Adjusted EBITDA (Loss)	$(279,769)	$(1,426,884)

Net revenue	$2,308,584	$2,073,455
Adjusted EBITDA Margin	-12%	-69%

INVESTOR RELATIONS CONTACT:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

tomi@imsinvestorrelations.com